As filed with the Securities and Exchange Commission on August 5, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	74-0694415 (I.R.S. Employer Identification No.)
1111 Louisiana Street
Houston, Texas 77002
(713) 207-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Monica Karuturi
Executive Vice President and General Counsel
1111 Louisiana Street
Houston, Texas 77002
(713) 207-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Timothy S. Taylor
Clinton W. Rancher
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002-4995
(713) 229-1234

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
CenterPoint Energy, Inc.
Investor’s Choice Plan
3,000,000 Shares of Common Stock
We are offering our shareholders and other interested investors an opportunity to purchase shares of our common stock directly from us through participation in our Investor’s Choice Plan, which we refer to in this prospectus as the “plan.” The plan offers a number of convenient options for investing in shares of our common stock. Once enrolled in the plan, participants may:
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purchase their first shares of our common stock by making an initial cash investment of at least $250 for first-time investors in CenterPoint Energy or $50 for current holders of our common stock,

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purchase additional shares of our common stock by making optional cash payments at any time of at least $50 each and up to a maximum of $120,000 per calendar year,

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elect to reinvest a minimum of 10% to a maximum of 100% of cash dividends that we may pay in the future on our common stock in additional shares of our common stock, and

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sell shares of our common stock that they hold in the plan directly through the plan.

Shares of our common stock will be purchased under the plan, at our option, from newly issued shares, shares held in our treasury or shares purchased in the open market. Any open market purchases will be made through an independent agent that we will select. In some jurisdictions, we are offering shares of our common stock under the plan only through a registered broker/dealer to persons who are not presently record holders of our common stock.
Our common stock is listed on the New York Stock Exchange and the NYSE Texas, in each case, under the symbol “CNP.” Our principal executive offices are located at 1111 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 207-1111.
This prospectus contains a summary of the material provisions of the plan. You should retain this prospectus for future reference.
Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 5, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer up to 3,000,000 shares of our common stock under our Investor’s Choice Plan. This prospectus provides you with a description of the material provisions of the plan. Before you invest, you should carefully read this prospectus and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is current only as of the date of this prospectus.
References in this prospectus to the terms “we,” “us,” “CenterPoint Energy” or other similar terms mean CenterPoint Energy, Inc., unless the context clearly indicates otherwise.

i

ABOUT CENTERPOINT ENERGY, INC.
We are a public utility holding company. Our operating subsidiaries own and operate electric transmission, distribution and generation facilities and natural gas distribution systems. As of the date of this prospectus, our indirect, wholly-owned subsidiaries include:
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CenterPoint Energy Houston Electric, LLC (“Houston Electric”), which owns and operates electric transmission and distribution facilities in the Texas Gulf Coast area that includes the city of Houston.

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CenterPoint Energy Resources Corp. (“CERC Corp.”), which (i) directly owns and operates natural gas distribution systems in Minnesota and Texas, (ii) indirectly, through Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, LLC, doing business as CenterPoint Energy Ohio, owns and operates natural gas distribution systems in Indiana and Ohio, respectively, and (iii) owns and operates permanent pipeline connections through interconnects with various interstate and intrastate pipeline companies through CenterPoint Energy Intrastate Pipelines, LLC.

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Southern Indiana Gas and Electric Company (“SIGECO”), which provides energy delivery services to electric and natural gas customers located in and near Evansville in southwestern Indiana and owns and operates electric generation assets to serve its electric customers and optimizes those assets in the wholesale power market.

As of June 30, 2025, our reportable segments were Electric, Natural Gas and Corporate and Other. Houston Electric and CERC Corp., together with its subsidiaries (“CERC), each consist of a single reportable segment.
As of June 30, 2025, we, Houston Electric and SIGECO had variable interest entities (“VIEs”) including CenterPoint Energy Transition Bond Company IV, LLC (“Bond Company IV”), a wholly-owned subsidiary of Houston Electric, and SIGECO Securitization I, LLC (“SIGECO Securitization Subsidiary”), a wholly-owned subsidiary of SIGECO, which are consolidated. The consolidated VIEs are wholly-owned, bankruptcy-remote, special purpose entities that were formed solely for the purpose of securitizing transition property or facilitating the securitization financing of qualified costs. We, through SIGECO, have a controlling financial interest in SIGECO Securitization Subsidiary and are the VIE’s primary beneficiary. Houston Electric has a controlling financial interest in Bond Company IV and is the VIE’s primary beneficiary. Creditors of us, Houston Electric and SIGECO have no recourse to any assets or revenues of Bond Company IV or SIGECO Securitization Subsidiary, as applicable. The bonds issued by these VIEs are payable only from and secured by transition or securitization property, as applicable, and the bondholders have no recourse to the general credit of us, Houston Electric or SIGECO.
Our principal executive offices are located at 1111 Louisiana Street, Houston, Texas 77002 (telephone number: (713) 207-1111).

RISK FACTORS
Our businesses are influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.
We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:
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the business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses involving us or our industry, including the ability to successfully complete such strategies, initiatives, transactions or plans on the timelines we expect or at all, such as our plan to sell our Ohio natural gas local distribution company business or the completed sale of our Louisiana and Mississippi natural gas local distribution company businesses, which we cannot assure will have the anticipated benefits to us;

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industrial, commercial and residential growth in our service territories and changes in market demand, including in relation to the expansion of data centers, energy export facilities, including hydrogen facilities, electrification of industrial processes and transport and logistics, as well as the effects of energy efficiency measures and demographic patterns, and our ability to appropriately estimate and effectively manage business opportunities relating to such matters;

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our ability to fund and invest planned capital and the timely recovery of our investments, including the timing of and amounts sought for those related to SIGECO’s generation transition plan as part of its integrated resource plans and Houston Electric’s Greater Houston Resiliency Initiative (“GHRI”) and transmission and distribution system resiliency plan (“SRP”);

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our ability to successfully construct, operate, repair, maintain and restart electric generating facilities, natural gas facilities, temporary emergency electric energy facilities (“TEEEF”) and electric transmission facilities, as applicable, including in the event of a widespread outage and in relation to complying with applicable environmental and safety standards and the implementation of a well-balanced energy and resource mix, as appropriate;

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timely and appropriate rate actions that allow and authorize timely recovery of costs and a reasonable return on investment, including the timing of and amounts sought for recovery of Houston Electric’s TEEEF leases and restoration costs relating to, among other things, the sudden and destructive severe weather events that Houston Electric’s service territory experienced in May 2024 that included hurricane-like winds and tornadoes (the “May 2024 Storm Events”) and Hurricane Beryl, and requested or favorable adjustments to rates and approval of other requested items as part of base rate proceedings or interim rate mechanisms;

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the timing and success of, and our ability to obtain approval for matters relating to, Houston Electric’s release of its 15 large 27 MW to 32 MW TEEEF units to the San Antonio area, reduction of its TEEEF fleet capacity and reduction of rates to reflect the removal of the 15 large TEEEF units from Houston Electric’s TEEEF fleet, as well as Houston Electric’s ability to complete one or more other future transactions involving various sizes of the TEEEF units on acceptable terms and conditions within the anticipated timeframe;

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economic conditions in regional and national markets, including potential for recession, changes to inflation and interest rates, and their effect on sales, prices and costs;

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weather variations and other natural phenomena, including the impact of severe weather events on operations, capital, legislation and/or regulations, such as seen in connection with the extreme and unprecedented winter weather event in February 2021 (also known as Winter Storm Uri) resulting in electricity generation supply shortages, including in Texas, and natural gas supply shortages and increased wholesale prices of natural gas in the United States, primarily due to prolonged freezing temperatures (the “February 2021 Winter Storm Event”), the May 2024 Storm Events and Hurricane Beryl;

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volatility in the markets for natural gas as a result of, among other factors, tariffs, legislation, bans, retaliatory trade measures taken against the United States or related governmental action, as well as armed conflicts, including the conflict in the Middle East and any broader related conflict, and the conflict in Ukraine, and the related sanctions on certain Russian entities;

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non-payment for our services due to financial distress of our customers and the ability of our customers, including retail electric providers, to satisfy their obligations to us, Houston Electric, and CERC, and the negative impact on such ability related to adverse economic conditions and severe weather events;

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public health threats and their effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behavior relating thereto;

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federal, state and local legislative, executive and regulatory actions or developments affecting various aspects of our businesses, including, among others, any actions resulting from the May 2024 Storm Events and/or Hurricane Beryl, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation, legislation and governmental action pertaining to trade (including tariffs, bans, retaliatory trade measures taken against the United States or related governmental action), the implementation of budget and spending cuts to federal government agencies and programs, policies incentivizing the development or utilization of alternative sources of generation (including distributed generation), health care, finance and actions regarding the rates charged by our regulated businesses;

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our ability to timely execute Houston Electric’s GHRI and SRP;

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disruptions to the global supply chain, including as a result of volatility in commodity prices, trade agreements, changes in trade relationships, geopolitical and economic uncertainty, regulatory and policy instability, severe weather events, tariffs, bans, retaliatory trade measures, legislation and governmental action impacting the supply chain, that could prevent us from securing the resources needed to, among other things, fully execute on the GHRI and SRP, our 10-year capital plan or achieve our net zero and greenhouse gas (“GHG”) emissions reduction goals;

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the availability of, prices for and our ability to procure materials, supplies or services and scarcity of and changes in labor for current and future projects, including those relating to our GHRI and SRP and those arising from our capital plan, and operations and maintenance costs, including our ability to control such costs;

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our ability to timely obtain and maintain necessary licenses and permits from local, federal and other regulatory authorities on acceptable terms and resolve third-party challenges to such licenses or permits as applicable;

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direct or indirect effects on our facilities, resources, operations, reputation and financial condition resulting from terrorism, cyberattacks or intrusions, data security breaches or other attempts to disrupt our businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, derecho events, ice storms and other severe weather events, wildfires, pandemic health events, geopolitical conflict or other occurrences;

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risks relating to potential wildfires, including damages to our network and losses in excess of insurance liability coverage;

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tax legislation and any changes in tax laws under the current or future administrations, including the effects of the One Big Beautiful Bill Act of 2025, Executive Order 14315, the Inflation Reduction

Act of 2022 (the “IRA”) and any further changes to or the repeal of the IRA, and any potential changes to tax rates, corporate alternative minimum tax imposed, tax credits and/or interest deductibility, as well as uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;
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our ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms;

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actions by credit rating agencies, including any potential downgrades to credit ratings;

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matters affecting regulatory approval, legislative or executive actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in costs that cannot be recouped in rates;

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local, state and federal legislative, executive and regulatory actions or developments relating to the environment, including, among others, those related to global climate risk, air emissions, GHG emissions, carbon emissions, wastewater discharges and the handling and disposal of coal combustion residuals that could impact operations, cost recovery of generation plant costs and related assets, and our net zero and GHG emissions reduction goals;

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the impact of unplanned facility outages or other closures;

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the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

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impacts from our pension and postretirement benefit plans, such as the investment performance and increases to net periodic costs as a result of plan settlements and changes in assumptions, including discount rates;

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changes in interest rates and their impact on costs of borrowing and the valuation of our pension benefit obligation;

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commercial bank and financial market conditions, including disruptions in the banking industry, our access to capital, the cost of such capital, the results of our financing and refinancing efforts, including availability of funds in the capital markets, and impacts on our vendors, customers and suppliers;

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inability of various counterparties to meet their obligations to us;

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the extent and effectiveness of our risk management activities;

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timely and appropriate regulatory actions, which include actions allowing requested securitization, for any hurricanes or other severe weather events, such as the May 2024 Storm Events and Hurricane Beryl, or natural disasters or other amounts sought for recovery of costs, including stranded coal-fired generation asset costs;

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our ability to attract, effectively transition, motivate and retain management and key employees and maintain good labor relations;

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changes in technology, including with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, and their adoption by consumers, and our ability to anticipate and adapt to technological changes;

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advances in artificial intelligence (“AI”) and our success in timely adopting, developing and deploying AI;

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the impact of climate risk and alternate energy sources on the demand for natural gas and electricity generated or transmitted by us;

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the timing and outcome of any audits, disputes and other proceedings related to taxes;

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the recording of impairment charges;

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political and economic developments and actions, including energy and environmental policies under the current administration;

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our ability to execute on our strategy, initiatives, targets and goals, including our net zero and GHG emissions reduction goals and our operations and maintenance expenditure goals;

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the outcome of litigation, including litigation related to the February 2021 Winter Storm Event and Hurricane Beryl;

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the effect of changes in and application of accounting standards and pronouncements; and

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other factors discussed in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are incorporated herein by reference, and other factors described in Item 1A of Part II of our Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, and in other reports we file from time to time with the SEC.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and other than as required under applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS
We may satisfy purchases of our common stock under the plan by:
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issuing authorized but unissued shares of our common stock,

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issuing shares of our common stock held in our treasury, or

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purchasing shares of our common stock in the open market.

Accordingly, the number of newly issued or treasury shares, if any, that we will ultimately sell under the plan is not currently known. We anticipate using any net proceeds from newly issued or treasury shares purchased by participants under the plan for general corporate purposes. These purposes may include, but are not limited to:
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working capital,

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capital expenditures,

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acquisitions,

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the repayment or refinancing of debt, and

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loans or advances to subsidiaries.

We will not receive any proceeds when shares of our common stock are purchased under the plan in the open market.

OUR INVESTOR’S CHOICE PLAN
Purpose
The purpose of the plan is to provide our existing and potential investors a convenient way to purchase shares of our common stock and to reinvest all or a portion (but not less than 10%) of cash dividends paid on our common stock into additional shares of our common stock.
Key Features
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Participation by First-Time Investors in CenterPoint Energy:   First-time investors in CenterPoint Energy (i.e., investors who do not currently hold any shares of our common stock) may become participants by making a minimum initial cash investment of $250 to purchase shares of our common stock through the plan.

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Participation by Holders of Common Stock:   Current holders of our common stock may become participants by:

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electing to have a minimum of 10% to a maximum of 100% of the cash dividends paid on each share of their common stock held in the plan reinvested in additional shares of our common stock,

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making a minimum cash investment of $50 to purchase shares of our common stock through the plan, or

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depositing certificates representing shares of our common stock into the plan, provided that at least 10% of cash dividends paid on each share of our common stock held in the plan for a participant are reinvested in our common stock.

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Additional Cash Investments:   Participants may purchase shares of our common stock at any time, occasionally or at regular intervals, through the plan by making cash investments of at least $50 for any single investment up to an aggregate of $120,000 of cash investments per calendar year.

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Investment Through Automatic Deductions:   Participants may make cash investments through automatic deductions from predesignated bank or savings accounts on a regular monthly or quarterly basis.

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Reinvestment:   Participants are required to reinvest a minimum of 10% and may reinvest up to 100% of the cash dividends paid on each share of their common stock held in the plan.

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Purchases in Whole Dollar Amounts:   Participants can buy shares in whole dollar amounts, and their accounts are credited with appropriate whole and fractional shares.

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Sales:   Participants may sell shares of our common stock held in the plan directly through the plan.

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Frequent Purchases and Sales:   Purchase and sale orders will be processed at least once every five business days, and as often as every business day, when practicable.

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Automatic Deposit of Dividends:   Participants may receive common stock cash dividends not reinvested through the plan either by check or through automatic deposit to their bank account.

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Safekeeping Service:   Participants may deposit their common stock certificates into the plan and the shares of our common stock represented by such certificate(s) will be credited to the participant’s account, provided that at least 10% of cash dividends paid on each share of our common stock held in the plan for a participant are reinvested in shares of our common stock. The participant will receive regular statements showing cumulative account activity.

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Transfers of Common Stock:   Participants may transfer shares of our common stock credited to their plan accounts to the account of another participant or transfer shares to any designated person or entity, without charge.

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Account Statements:   Each participant will be sent quarterly statements showing all transactions completed during the year to date, the total number of shares of our common stock credited to the participant’s account and other relevant account information.

Plan Summary
The following is a summary of the material provisions of the plan. This summary is not a complete description of all terms of the plan and is qualified in its entirety by reference to the plan. You should carefully review the summary below and the provisions of the plan that may be important to you before participating in the plan.
Administration
The plan is administered by the individual (who may be an employee of ours), bank, trust company or other entity, including us, whom we appoint from time to time to act as the administrator of the plan. Broadridge Corporate Issuer Solutions, Inc. is the administrator of the plan. The administrator administers the plan, receives cash from participants, holds participants’ shares of our common stock acquired under the plan, keeps records, sends statements of account activity to participants and performs other duties related to the plan. The administrator will forward funds that are to be used to purchase shares, and orders to sell shares, in the open market to an independent agent that we select and which is an “agent independent of the issuer,” as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We reserve the right to appoint another person or entity to serve as the administrator of the plan.
Participants may contact the administrator in any of the following ways:
By mail:
Broadridge Corporate Issuer Solutions, Inc.
ATTN: IWS
P. O. Box 1342
Brentwood, NY 11717
For overnight delivery services:
Broadridge Corporate Issuer Solutions, Inc.
ATTN: IWS
1155 Long Island Avenue
Brentwood, NY 11717
By telephone:
Toll-Free: (800) 231-6406
Representatives are available on business days from 9:00 a.m. to 6:00 p.m., Eastern Time. The interactive voice response is available 24 hours a day, 7 days per week.
By facsimile:   (215) 553-5402
By email:
shareholder@broadridge.com

By internet:
https://shareholder.broadridge.com/centerpointenergy

Eligibility
Any person or entity, whether or not a record holder of our common stock, is eligible to participate in the plan, provided that:
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the person or entity fulfills the requirements of participation described below under “Enrollment Procedures,” and

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in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to us, the plan and the participant.

Enrollment Procedures
After being furnished with a copy of this prospectus, eligible applicants may join the plan by returning a completed and signed enrollment form to the administrator and choosing one of the following options:

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making an initial cash investment in the plan to purchase shares of our common stock of at least $250 for applicants who are not registered holders of our common stock or $50 for applicants who are registered holders of our common stock,

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electing to have a minimum of 10% up to a maximum of 100% of cash dividends paid on each share of our common stock held in the plan reinvested into additional shares of our common stock, or

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depositing certificates representing shares of our common stock into the plan, provided that at least 10% of cash dividends paid on each share of our common stock held in the plan for a participant are reinvested in our common stock.

Applicants may obtain enrollment forms from the administrator upon written, facsimile or telephone request or via the administrator’s website. Current registered holders of our common stock should sign their name(s) on the enrollment form exactly as indicated on their accounts holding their shares of our common stock.
A beneficial owner of our common stock registered in street name (i.e., the name of a bank, broker or trustee) may participate in the plan by:
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directing the financial intermediary to transfer the common stock into the participant’s name, and

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depositing transferred shares of our common stock into the plan and electing to reinvest cash dividends on transferred shares of our common stock in our common stock through the plan.

Alternatively, the beneficial owner may make arrangements with the financial intermediary who is the registered holder to participate in the plan on behalf of the beneficial owner.
As of the date of this prospectus, to the extent required by applicable law in certain jurisdictions, we are offering shares of common stock under the plan only through registered broker/dealers in those jurisdictions.
An eligible applicant will become a participant as soon as practicable after the administrator has received and accepted a properly completed enrollment form.
Initial Cash Investments and Additional Cash Investments
Interested investors, whether or not registered holders of our common stock, may become participants by making an investment through the plan as described in this prospectus. To become a participant through a cash investment, an applicant who is not a registered holder of our common stock must include a minimum initial cash investment of $250 with a completed enrollment form, while an applicant who is a registered holder of our common stock must include a minimum initial cash investment of $50 with a completed enrollment form. Additional cash investments, which participants may make at their discretion, must be at least $50 for any single investment. However, cash investments in the aggregate, including both initial and additional cash investments, may not exceed $120,000 per account per calendar year. Participants may make cash investments by check or through automatic investing as described below under “Cash Investment Procedures.”
The administrator will make cash investments in our common stock beginning on the next investment date that is at least two business days after the administrator receives the funds and instructions. Cash investment funds, pending investment, will be credited to a participant’s account and held in an account that is separated from the administrator’s other funds. Cash investments not invested for a participant within 30 days of receipt will be promptly returned to the participant. No interest will be paid on amounts held by the administrator pending investment. If a participant does not designate the level of reinvestment of cash dividends on shares of our common stock purchased by an initial cash investment or an additional cash investment, then such participant shall be treated as having elected to have 100% of the cash dividends paid on such shares of our common stock reinvested in our common stock until the administrator receives written instructions from such participant designating the level of reinvestment.
All cash investments received by the administrator are irrevocable and considered final.

Cash Investment Procedures
Cash investments may be made by check or automatic deduction from predesignated bank accounts, as described below. Participants should never send cash for an investment.
Investment by Check.   Cash investments may be made by personal check or money order payable in U.S. dollars to CenterPoint Energy, Inc. Investor’s Choice Plan and mailed to the administrator. Initial cash investments should be accompanied by enrollment forms while additional cash investments should be accompanied by the stub attached to each statement of account or transaction advice sent to participants.
Automatic Investing.   Participants may make automatic monthly or quarterly investments of a specified amount, not less than $50 per purchase nor more than $120,000 per calendar year, by electronic automatic transfer of funds from a predesignated bank, savings or credit union account.
To initiate automatic deductions, a participant must execute an enrollment form that is available from the administrator and return it to the administrator (or via the administrator’s website), along with a voided check or deposit slip on the bank account from which funds are to be drawn. If the monthly investment option is chosen, automatic investing will begin on or about the 10th day of each month approximately 30 days after receipt of the authorization form. If the quarterly investment option is chosen, investments will begin on or about the 10th day of each March, June, September and December. In either case, automatic investing deductions will be made two business days before the investment date. A participant’s bank may charge the participant a returned check fee if the designated bank or savings account does not have sufficient funds to cover the authorized deduction.
Participants may change the amount of their automatic investment by notifying the administrator in writing or by facsimile of the new amount, and the change will take place approximately two weeks after the notice is received. Similarly, a participant may cancel automatic investing by instructing the administrator in writing or by facsimile. Cancellation will be effective approximately two weeks after the notice is received. To change a designated bank account, a participant must notify the administrator in writing at least 30 days before the change is to take effect and supply a voided check or deposit slip for the new account.
All cash investments are subject to collection by the administrator for full face value in U.S. funds. The method of delivery of any cash investment is at the election and risk of the investor and will be deemed received when actually received by the administrator.
Investment Dates
The plan’s “investment dates” occur at least once every five business days. However, purchases will be made every business day when deemed practicable by the administrator. A participant’s cash investment will generally be invested within five business days of receipt. For exceptions under specified circumstances involving open market purchases, see “Source and Price of Shares” below.
Dividend Payment Options
The plan requires that participants reinvest a minimum of 10% of cash dividends paid on each share of our common stock held in the plan in our common stock. With respect to cash dividends on shares of our common stock for which partial reinvestment is elected, the plan offers the option of direct deposit or check payment, as described below.
Reinvestment of Cash Dividends.   Participants are required to reinvest a minimum of 10% and may reinvest up to 100% of the cash dividends paid on each share of our common stock held (or to be held) in the plan by making the election on their initial enrollment forms or by delivering written or facsimile instructions to the administrator. Participants electing partial reinvestment of cash dividends must designate the specific percentage of cash dividends to be reinvested for each share of common stock held in the plan by such participant, which specified percentage is referred to as the partial reinvestment percentage. If a participant that has elected partial reinvestment does not specify the partial reinvestment percentage, then such participant shall be treated as having elected to have 100% of the cash dividends paid on each share of our common stock held by such participant in the plan reinvested in our common stock until the administrator receives written instructions from such participant designating the partial reinvestment percentage. If a participant does not designate the level of reinvestment of cash dividends on shares of our common stock purchased by an initial cash investment or an additional cash investment or deposited in the plan for safekeeping, then such participant shall be treated as having elected to have 100% of the cash dividends paid on such shares of our common stock reinvested in our common stock until the administrator receives written instructions from such participant designating the level of reinvestment. The amount reinvested will be reduced by any amount required to be withheld under any applicable tax or other statutes. Cash dividends not being reinvested will be sent to the participant by direct deposit or check, as appropriate.
A participant may change such participant’s prior reinvestment election from time to time by delivering a new enrollment form or written or facsimile instructions to the administrator. To be effective for a particular dividend payment, the administrator must receive instructions of such change at least five business days before the record date of the dividend. The record date for common stock dividends is usually between the 14th through 16th day of each February, May, August and November.
Dividends will be invested beginning either on the date of payment, if the payment date is an investment date, or on the first investment date following payment. Dividends not invested within 30 days of receipt will be returned promptly to the participant. Funds pending investment will be credited to a participant’s account and held in an account at the administrator. No interest will be paid on funds held by the administrator pending investment.
Direct Deposit of Dividends on Common Stock.   Through the plan’s direct deposit feature, a participant may elect to have any cash dividends on common stock not designated for reinvestment automatically deposited into a designated bank or savings account. The cash dividends will be deposited on the dividend payment date. Participants who wish to have dividends automatically deposited must execute a direct deposit authorization form that is available from the administrator and send it to the administrator, along with a voided check or deposit slip for the designated bank account.
The administrator must receive direct deposit authorization at least 30 days before an applicable common stock dividend payment date to be effective for that payment date. Participants can cancel direct deposit of dividends by notifying the administrator in writing or by facsimile. In order to be effective for an applicable dividend payment date, the administrator must receive the cancellation notice at least 30 days before that dividend payment date. To change a designated bank account for direct deposit of dividends, the administrator must receive written notice, accompanied by a voided check or deposit slip for the new bank account, at least 30 days before an applicable dividend payment date.
Check Payments of Dividends.   Cash dividends paid on shares of common stock held in the plan not designated for reinvestment or direct deposit will be paid by check to the participant. A check for the amount of funds payable will be sent through the mail so that it will reach the participant as close as possible to the dividend payment date.
Source and Price of Shares
To fulfill plan requirements, shares of our common stock will be, at our discretion, purchased either directly from us or in the open market by an independent agent. Shares purchased from us will be either authorized but unissued shares or shares held in our treasury. Purchases of our common stock under the plan are subject to such terms and conditions, including price and delivery, as the administrator may accept.
Purchases from CenterPoint Energy.   The price per share of our common stock purchased from us will be the average of the high and low sales price of our common stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day immediately preceding the relevant investment date, and the purchase will be made on the investment date. In the event no trading is reported for the relevant trading day, we may determine the purchase price on the basis of market quotations we deem appropriate. No brokerage fee will be charged on shares acquired directly from us.
Open Market Purchases and Sales.   The price per share of our common stock purchased or sold in the open market will be the weighted average price of all shares purchased or sold, as the case may be, through the plan for the investment date. The weighted average price will be increased for brokerage fees and commissions, any related service charges and applicable taxes. As of the date of this prospectus, we do not expect the brokerage fees and commissions and related service charges to exceed $0.10 per share.

An independent agent will make purchases and sales of our common stock in the open market beginning on the relevant investment date. These purchases and sales will be completed not later than five days from that date, except where completion at a later date is necessary or advisable under any applicable laws or regulations. Funds not invested within 30 days of receipt will be returned promptly to participants. The independent agent will make purchases and sales on any securities exchange where shares of our common stock are traded, in the over-the-counter market, or by negotiated transactions. These purchases and sales may be subject to such terms and conditions regarding price, delivery and other terms as agreed to by the administrator. The independent agent will have sole authority to direct the time or price at which shares may be purchased or sold, the markets on which the shares are to be purchased or sold, and the selection of the broker or dealer, other than the independent agent, through or from whom purchases or sales are to be made.
The independent agent may commingle each participant’s funds with those of other participants for the purchases and sales of our common stock but will hold the funds at all times in a separate account apart from the administrator’s funds.
The number of shares, including any fraction of a share rounded to four decimal places, of our common stock credited to a participant’s account for a particular investment date will be determined by dividing the total amount of cash dividends and/or cash investments to be invested for the participant on the investment date by the relevant purchase price per share. Dividend and voting rights will commence upon settlement, whether shares are purchased from us or in the open market.
Safekeeping Service
Participants may use the plan’s free safekeeping service at any time, provided that at least 10% of cash dividends paid on each share of our common stock held in the plan for a participant are reinvested in our common stock. Participants may deposit common stock into the plan by delivering the stock certificate(s) without endorsement to the administrator, along with written instructions designating the level of reinvestment of cash dividends on such shares of our common stock. If the delivery is by mail, we recommend that participants use properly insured, registered mail with return receipt requested. If a participant does not designate the level of reinvestment of cash dividends on shares of our common stock deposited for safekeeping, then such participant shall be treated as having elected to have 100% of the cash dividends paid on such shares of our common stock reinvested in our common stock until the administrator receives written instructions from such participant designating the level of reinvestment. Shares deposited in the plan for safekeeping will be transferred into the name of the administrator or its nominee and credited to the participant’s account under the plan. Thereafter, the shares will be treated in the same manner as shares purchased through the plan. Because shares deposited for safekeeping are treated in the same manner as shares purchased through the plan, they may be efficiently and economically transferred or sold if the participant desires. Once deposited into the plan, the shares of common stock will no longer be represented by stock certificates.
Sale of Common Stock
Participants may request the administrator to sell any number of whole shares held in their accounts at any time by written instructions (including via the administrator’s website). As soon as practicable after receipt of the request, but within five business days, the administrator will instruct the independent agent to sell the shares. The independent agent will sell the shares as soon as practicable thereafter. Proceeds of the sale, less applicable brokerage fees and commissions and service charges and any applicable taxes, will be sent to the participant within five business days after the independent agent has completed the sale. The sales price will be determined in the same way as the price for shares of common stock purchased for participants in the open market. See “Source and Price of Shares” above. Alternatively, a participant may request its broker to electronically transfer the requested number of shares to their brokerage account for sale; any such request must be made through such participant’s broker.
If the administrator receives a request to sell shares between the record date and the dividend payment date, the dividends on those shares will be reinvested on the investment date and newly purchased shares will be credited to the participant’s account. If the request for sale does not include all shares in the participant’s account, the number of shares requested will be sold within five days after receipt of the request and the proceeds from the sale will be sent to the participant. Newly purchased shares will be retained in the participant’s account after the investment date. If the request for sale covers all shares in the participant’s account, the sale instructions shall be processed as described above with respect to the participant’s current whole shares held under the plan and the sale instructions with respect to shares purchased on such dividend payment date shall be processed promptly following such dividend payment date. The shares purchased on such dividend payment date will be sold within five days after the dividend payment date and the proceeds from the sale will be sent to the participant.
Withdrawal, Transfers, and Gifts of Common Stock
Withdrawals and Transfers Outside the Plan.   A participant may withdraw shares of common stock credited to the participant’s plan account by so instructing the administrator in writing if the participant will not be the record holder after withdrawal, by delivering written instructions, specifying the recipient’s name, address, Social Security number and telephone number and a stock assignment or stock power, with the participant’s signature guaranteed by a member of the Medallion Signature Guarantee program (a participating broker, bank, savings and loan association, etc.). A book statement representing whole shares withdrawn from the plan will be sent to the participant or designated recipient within two business days of processing of a properly documented request. Withdrawal of shares of common stock does not affect reinvestment of cash dividends on the shares withdrawn unless:
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the participant is no longer the record holder of the shares,

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the participant specifically changes the level of reinvestment with respect to such shares, or

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the participant terminates participation in the plan.

If the administrator receives a withdrawal request on or after the record date but before the dividend payment date, the dividends on those shares will be reinvested on the investment date and newly purchased shares will be credited to the participant’s account. If the request for withdrawal does not include all shares in the participant’s account, the number of shares requested will be withdrawn within two business days after receipt of the request and a book statement representing such designated account shares will be sent to the designated recipient. Newly purchased shares will be retained in the account of the participant making the request. If the request for withdrawal covers all shares in the participant’s account, the withdrawal will be processed as described above with respect to the participant’s current whole shares held under the plan and the withdrawal with respect to shares purchased on such dividend payment date shall be processed promptly following such dividend payment date. A book statement representing such withdrawn account shares in the participant’s account will be sent to the designated recipient.
Gifts and Transfers of Common Stock Within the Plan.   If a participant wishes to transfer all or a part of the participant’s shares to a plan account for another person, whether by gift, private sale or otherwise, the participant may effect the transfer by giving transfer instructions, in writing, to the administrator. Transfers of less than all of the shares in the participant’s account must be made in whole share amounts. Requests for such transfers are subject to the same requirements applicable to transfers of common stock generally, including the requirement of a stock power with a Medallion Signature Guarantee. The transfer will be effected as soon as practicable following the administrator’s receipt of the required documentation. Gifts and transfers within the plan are subject to the same provisions as described above under “Withdrawals and Transfers Outside the Plan.”
The administrator will continue to hold under the plan shares that are transferred within the plan. If the transferee is not already a participant, a plan account will be opened in the name of the transferee, and the transferee will promptly receive an enrollment form to elect any applicable services offered through the plan. Until the transferee elects otherwise or the transferor specifically requests that the new account be enrolled in one or more of the plan’s options, the transferee’s account will be treated as having elected (i) to have shares held in safekeeping under the plan and (ii) to have 100% of cash dividends paid on such shares reinvested in our common stock. If the transferee is already a participant, the shares transferred will be treated as other shares already in the account of the transferee with respect to plan options. As a result of the transfer, the transferor and the transferee will receive a statement confirming the transaction.

Reinvestment of Dividends on Remaining Shares
When a participant sells, withdraws or transfers a portion of the shares credited to the participant’s account, the number of shares credited to the account is reduced. For a participant who is reinvesting cash dividends paid on only a portion of the shares credited to the participant’s account, unless the participant gives specific instructions to the contrary, the reduction will first be made to shares for which partial reinvestment has been elected before it is made to shares for which full reinvestment has been elected.
Reports to Participants
The administrator will send each participant a quarterly statement of year-to-date activity showing the amount invested, purchase price, the number of shares purchased, deposited, sold, transferred and withdrawn, total shares accumulated and other information. The administrator will also send each participant a confirmation promptly after each cash investment, deposit, sale, withdrawal or transfer. Dividend reinvestments will not be individually confirmed, but rather will appear on the quarterly statement. Participants should retain statements and confirmations in their permanent records to establish the cost basis of shares purchased under the plan for income tax and other purposes.
The administrator will send each participant copies of all communications sent to holders of our common stock, including our annual report to shareholders, notice of our annual meeting, proxy statement and form of proxy, as well as federal tax reporting statements, if applicable, for reporting taxable income received from us.
The administrator will send all payments, notices, statements and reports to the participant’s address on the administrator’s records. It is therefore imperative that participants promptly notify the administrator of any change of address.
Shares of Common Stock Held in the Plan
The administrator will hold shares of our common stock purchased under, or deposited for safekeeping into, the plan and credited to participants’ accounts in the administrator’s name or the name of its nominee, as custodian. The number of shares, including fractional shares, held for each participant will be shown on each statement of account. Certificates for shares, including fractional shares, of our common stock will not be issued under any circumstances.
A participant may request that shares of our common stock held in its account be electronically transferred to its brokerage account by authorizing its broker to do so; any such request must be made through such participant’s broker.
Shares held in a participant’s account cannot be pledged or assigned. A participant who wishes to pledge or assign any shares must request that they be withdrawn from the plan and electronically issued to the participant along with a book statement representing such withdrawn shares.
Termination of Participation
A participant may terminate participation in the plan at any time by notifying the administrator in writing. As soon as practicable after receipt of notification, the administrator will provide to the participant:
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a book statement for all of the whole shares credited to the participant’s account,

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any dividends and cash investments credited to the participant’s account, and

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the cash value of any fraction of a share of our common stock credited to the participant’s account.

A fraction of a share will be valued at the weighted average sales price (less brokerage fees and commissions, any related service charges and applicable taxes) of the aggregate number of shares sold in the open market for the investment date.
Costs
We will pay all administrative costs and expenses of the plan. Participants will bear the cost of brokerage fees and commissions, related service charges and any applicable taxes incurred on all purchases and sales of our common stock in the open market. As of the date of this prospectus, shares of stock are being purchased by an independent agent in the open market. We do not expect the brokerage fees and commissions and related service charges to exceed $0.10 per share. There are no brokerage fees and commissions or related service charges for shares of common stock purchased directly from us. As of the date of this prospectus, services charges and fees under the plan include:
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Non-sufficient funds check return ($35.00)

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Research ($75.00 per item/hour)

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Funds wire transfer ($50.00 for dividend/$100.00 for sales)

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Rush stock transfer ($50.00)

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Processing fee for lost certificate ($50.00)

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Surety bond premium on lost certificate (2%)

U.S. Federal Income Tax Consequences
The following is a summary of certain U.S. federal income tax consequences applicable to certain participants of participating in the plan. This summary is based on current law and may be affected by future legislation, income tax regulations, court decisions, Internal Revenue Service rulings and other administrative pronouncements, any of which could possibly apply with retroactive effect. This discussion does not purport to deal with all aspects of taxation that may be relevant to a participant in light of the participant’s circumstances, or to a participant who is a type of investor who is subject to special treatment under U.S. federal income tax law (including, without limitation, insurance companies, partnerships and other pass-through entities, tax-exempt organizations, financial institutions and broker dealers). This discussion is limited to taxpayers that will hold shares of our common stock as “capital assets” (generally, held for investment). Each participant should consult the participant’s own tax advisor regarding the tax consequences (including the federal, state, local, foreign and other tax consequences) for the participant as a result of participating in the plan and of potential changes in applicable tax laws.
A participant will be required to include as income for U.S. federal income tax purposes the gross amount of all distributions (to the extent such distributions are taxable, as described in the next paragraph) on our common stock reinvested in our common stock as though the participant received such distributions in cash. In addition, a participant will be taxed on any brokerage commissions, fees or service charges that we pay for in connection with a purchase of our common stock for the participant under the plan.
To the extent distributions by us to our participants are treated as made from our current or accumulated earnings and profits, the distributions will be dividends taxable as ordinary income. The amount of any dividends in excess of earnings and profits will be non-taxable and will reduce a participant’s tax basis in our common stock with respect to which the dividend was received, and, to the extent in excess of basis, result in taxable capital gain.
As a general rule, a participant’s tax basis for shares of our common stock (or any fraction of a share) acquired under the plan will be equal to the cash value of distributions attributable to the purchase of the shares on the applicable purchase date, as adjusted for brokerage commissions, fees and service charges, if any. A participant’s tax basis in shares purchased with cash investments will be the cost of the shares plus any allocable brokerage commissions, fees and service charges, if any, on the applicable purchase date.
The participant will recognize capital gain or loss upon the sale of whole shares and upon the sale of any fractional share credited to the participant’s account under the plan. The gain or loss will be equal to the difference between the amount received for shares (or a fractional share) and the participant’s tax basis in such shares.
Unless a participant makes a contrary election, the administrator will report the tax basis of a participant’s shares held in the plan using the first in, first out (FIFO) method. Under the FIFO method, any sale of shares held in the plan will be deemed to first come from a participant’s oldest shares. Shares of our common stock purchased under the plan will have a holding period beginning on the day after the applicable purchase date.

Under Internal Revenue Service backup withholding regulations, dividends reinvested under the plan may be subject to backup withholding tax (currently at 24%) unless the participant (i) is an exempt recipient or (ii) provides the administrator with the participant’s taxpayer identification number (in the case of individual taxpayers the taxpayer identification number is their Social Security number) and certifies that it is not subject to backup withholding. Any amount so withheld will be treated as taxable income received by the participant and will be reflected on Form 1099-DIV mailed annually to all our investors, including plan participants.
The above summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a participant in the plan. Therefore, each participant should consult the participant’s own tax advisor regarding the tax consequences of participating in the plan.
Stock Splits, Stock Dividends, and Rights Offerings
Any shares or other noncash distributions, including stock splits, stock dividends, combinations, recapitalizations and similar events affecting our common stock, will be credited to a participant’s account on a pro-rata basis. In the event of a rights offering, a participant will receive rights based upon the total number of whole shares of our common stock credited to the participant’s account.
Voting of Proxies
Participants have the exclusive right to vote all whole shares credited to their plan accounts, either in person or by proxy, at any annual or special meeting of our shareholders. Fractions of shares cannot be voted. The administrator will forward to each participant all shareholder materials relating to shares credited to that participant’s account.
Limitation of Liability
Neither we nor the administrator nor any independent agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a participant’s account upon the participant’s death prior to receipt of notice in writing of such death, or with respect to the prices or times at which shares of our common stock are purchased or sold for participants, or fluctuations in the market value of our common stock.
Written Provisions of the Plan Controlling
With respect to any matter relating to the plan, including, without limitation, the timing and pricing of purchases and sales of our common stock for participants, the written provisions of the plan are controlling. Participants should not rely on any oral representations inconsistent with the written provisions of the plan. Neither we nor the administrator nor any independent agent will be liable for a participant’s reliance on oral statements inconsistent with the written provisions of the plan.
Interpretation and Regulation of the Plan
Our officers are authorized to take actions to carry out the plan consistent with the plan’s terms and conditions. We reserve the right to interpret and regulate the plan as we deem desirable or necessary in connection with the plan’s operations.
Change or Termination of the Plan
We may suspend, modify or terminate the plan at any time, in whole, in part or in respect of participants in one or more jurisdictions, without the approval of participants. No such amendment will decrease the account of any participant or result in distribution to us of any amount credited to the account of any participant. Notice of suspension, modification or termination will be sent to all affected participants. Upon any whole or partial termination of the plan by us, each affected participant will receive:
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a book statement for all of the whole shares credited to the participant’s account,

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any dividends and cash investments credited to the participant’s account, and

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the cash value of any fraction of a share of our common stock credited to the participant’s account.

A fraction of a share will be valued at the weighted average sales price (less brokerage fees and commissions, any related service charges and applicable taxes) of the aggregate number of shares sold in the open market for the investment date.
Termination of Participation by CenterPoint Energy
If a participant does not have at least one whole share of our common stock credited to the participant’s account, or does not own any shares of our common stock for which cash dividends are designated for reinvestment under the plan, we shall terminate the participant’s participation in the plan. Additionally, we may terminate, in our sole discretion, any participant’s participation in the plan after written notice mailed in advance to the participant’s address appearing on the records of the administrator. A participant whose participation has been terminated will receive:
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a book statement for all of the whole shares credited to the participant’s account,

•
any dividends and cash investments credited to the participant’s account, and

•
the cash value of any fraction of a share of our common stock credited to the participant’s account.

A fraction of a share will be valued at the weighted average sales price (less brokerage fees and commissions, any related service charges and applicable taxes) of the aggregate number of shares sold in the open market for the investment date.

PLAN OF DISTRIBUTION
We are offering shares of our common stock by this prospectus pursuant to the plan. The terms of the plan provide for the purchase of shares of our common stock directly from us or, at our option, by an independent agent in the open market. As of the date of this prospectus, shares of our common stock purchased for participants under the plan are being purchased by an independent agent in the open market. The plan provides that we may not change our determination regarding the source of purchases of shares more than once in any three-month period. We expect our primary consideration in determining the source of shares to be used for purchases under the plan will be our need to increase equity capital. If we do not need to raise funds externally or if financing needs are satisfied using non-equity sources of funds to maintain our targeted capital structure, shares of our common stock purchased for participants will be purchased in the open market, subject to the limitation on changing the source of shares of our common stock.
We will pay all administrative costs and expenses associated with the plan. Participants will bear the cost of brokerage commissions and fees, related service charges and any applicable taxes incurred on all purchases and sales made in the open market. These costs will be included as adjustments to purchase and sales prices. There are no brokerage fees and commissions or related service charges for shares of common stock purchased directly from us.
DESCRIPTION OF OUR CAPITAL STOCK
As of July 21, 2025, our authorized capital stock consists of:
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1,000,000,000 shares of common stock, par value $0.01 per share, of which 652,864,878 shares were outstanding, excluding 166 shares held as treasury stock, and

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20,000,000 shares of preferred stock, par value $0.01 per share.

Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock.
Our common stock is listed on the New York Stock Exchange and the NYSE Texas, in each case, under the symbol “CNP.”
We have incorporated by reference the description of our common stock into this prospectus. Please read “Where You Can Find More Information” and “Incorporation by Reference.”

EXPERTS
The financial statements of CenterPoint Energy, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus, and the effectiveness of CenterPoint Energy, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
LEGAL MATTERS
Certain legal matters in connection with our common stock offered hereby have been passed upon for us by Baker Botts L.L.P., Houston, Texas. Monica Karuturi, Esq., our Executive Vice President and General Counsel, may pass on other legal matters for us. Ms. Karuturi is the beneficial owner of less than 1% of our common stock.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information we file electronically with the SEC, which you can access at http://www.sec.gov.
Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.
This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to our common stock. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our common stock. The registration statement, exhibits and schedules are available through the SEC’s Web site.
INCORPORATION BY REFERENCE
We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.
We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC), until all the common stock offered by this prospectus is sold:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the portions of our Definitive Proxy Statement filed with the SEC on Schedule 14A on March 5, 2025 that are incorporated by reference therein;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025;

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our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 7, 2025, January 29, 2025, April 1, 2025 (other than information furnished pursuant to Item 7.01 thereto), April 16, 2025, April 25, 2025 (other than information furnished pursuant to Item 7.01 thereto), May 9, 2025 (other than information furnished pursuant to Item 7.01 thereto), May 28, 2025, May 29, 2025, July 1, 2025, July 21, 2025 (other than Exhibit 99.1 thereto) and July 31, 2025; and

•
the description of our common stock contained in Exhibit 4(q) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:
CenterPoint Energy, Inc.
Attn: Investor Relations
P.O. Box 4567
Houston, Texas 77210-4567
(713) 207-6500

CenterPoint Energy, Inc.
3,000,000 Shares
Common Stock

PROSPECTUS

Investor’s Choice Plan
August 5, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
CenterPoint Energy, Inc. (the “Company”) estimates that expenses in connection with the offering described in this Registration Statement will be as follows:
Securities and Exchange Commission filing fee	$4,000
Legal fees and expenses	25,000
Accounting fees and expenses	45,000
Printing expenses	9,000
Miscellaneous expenses	2,000
Total expenses	$85,000
Item 15.   Indemnification of Directors and Officers.
Title 1, Chapter 8 of the Texas Business Organizations Code (“TBOC”) and Article V of the Company’s Fourth Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.
Additionally, Article IX of the Company’s Restated Articles of Incorporation provides that no director of the Company is liable to the Company or its shareholders for monetary damages for any act or omission in the director’s capacity as director, except as required by law as in effect from time to time. Currently, Section 7.001 of the TBOC requires that liability be imposed for the following actions: (i) any breach of such director’s duty of loyalty to the Company or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of such director to the Company or that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which such director received an improper benefit, regardless of whether or not the benefit resulted from an action taken within the scope of the director’s duties or (iv) an act or omission for which the liability of a director is expressly provided for by statute.
Article IX of the Company’s Restated Articles of Incorporation also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.
See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.
Item 16.   Exhibits.
The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Document Description	Report or Registration Statement	SEC File or Registration Number	Exhibit Reference
4.1*	Restated Articles of Incorporation of CenterPoint Energy, Inc.	CenterPoint Energy’s Form 8-K dated July 24, 2008	1-31447	3.2
4.2*	Fourth Amended and Restated Bylaws of CenterPoint Energy, Inc.	CenterPoint Energy’s Form 10-K for the year ended December 31, 2023	1-31447	3(h)
4.3*	Statement of Resolutions Deleting Shares Designated Series A Preferred Stock of CenterPoint Energy, Inc.	CenterPoint Energy’s Form 10-K for the fiscal year ended December 31, 2011	1-31447	3(c)
4.4*	Form of CenterPoint Energy, Inc. Stock Certificate	CenterPoint Energy’s Registration Statement on Form S-4 filed on November 5, 2001	333-69502	4.1
4.5*	CenterPoint Energy, Inc. Fourth Amended and Restated Investor’s Choice Plan	CenterPoint Energy’s Registration Statement on Form S-3 filed on January 29, 2016	333-209241	4.1
5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this registration statement)
107	Filing Fee Table

*
Incorporated herein by reference as indicated.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on August 5, 2025.
CENTERPOINT ENERGY, INC.
By:
/s/ Jason P. Wells

Jason P. Wells
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason P. Wells, Christopher A. Foster and Monica Karuturi, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, (i) any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and (ii) any Registration Statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 5, 2025.
Signature	Title
/s/ Jason P. Wells Jason P. Wells	President, Chief Executive Officer and Director (Principal Executive Officer and Director)
/s/ Christopher A. Foster Christopher A. Foster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Kristie L. Colvin Kristie L. Colvin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Wendolynn Montoya Cloonan Wendolynn Montoya Cloonan	Director
/s/ Barbara J. Duganier Barbara J. Duganier	Director
/s/ Laurie L. Fitch Laurie L. Fitch	Director

Signature	Title
/s/ Christopher H. Franklin Christopher H. Franklin	Director
/s/ Raquelle W. Lewis Raquelle W. Lewis	Director
/s/ Thaddeus J. Malik Thaddeus J. Malik	Director
/s/ Manuel B. Miranda Manuel B. Miranda	Director
/s/ Theodore F. Pound Theodore F. Pound	Director
/s/ Dean L. Seavers Dean L. Seavers	Director
/s/ Phillip R. Smith Phillip R. Smith	Director